Purchasing Order

PO number : 101008059

Issue number : 1010039

Order the following product from:Taiwan Halee CORP.

Product: Caller-ID cordless phone	Model Number: CLT-2091

Q’TY: 3000 units	unit price ( w/o tax): NTD 783

Request delivery: 2010/12/20

Barcode: 4712124861547

Serial number: 08600081006001 - 08600081009000

Ordering Sanyo Electric ( Taiwan ) LTD.,

President:

2010/10/14

Order Confirmation

PO number:

101008059

Issue number: 1010039

We received the order from Sanyo Electric ( Taiwan ) LTD.,,the contents are

ASF:

Product: Caller-ID cordless phone	Model Number: CLT-2091

Q’TY: 3000 units	unit price ( w/o tax): NTD 783

Actual delivery:______ year ______ month ______ day,_______ units

( Manufactory ):______ year ______ month ______ day,_______ units

Barcode: 4712124861547

Serial number: 08600081006001 – 08600081009000

Manufactory: Taiwan Halee CORP.

President:

2010/10/14

Trademark authorization Letter

Sanyo Electronics ( Taiwan ) CO.,LTD. was authorized to Taiwan Halee CORP. require SHENZHEN KCM ELECTRONICS CO.,LTD can use trademark “ SANYO “ to produce the following product, model number, quantity and date of expiry:

Order number: 101008095

Product : Caller-ID cordless phone

Model Number: CLT-2091 ( Barcode:4712124861547 )

Q’ty: 3000 units ( Serial number:08600081006001 – 08600081009000 )

Date of expiry: From 2010/12/14 to 2011/01/04

By authorization:	Authorization:
Taiwan Halee CORP.	Sanyo Electronics ( Taiwan ) CO.,LTD.

Note:

1.
By authorization accept and must follow the content of this Trademark authorization Letter, never doing the illegal activity. If produce the q’ty are more than this Trademark authorization Letter, or changing the content of this Trademark authorization Letter, by authorization should take the legal liability, and compensate the authorization 500 times of this letter amount.

2.
In any reason, if the by authorization need to change the manufactory, they should inform authorization in advance by document. After authorization agreed, by authorization should take the liability of the product.

3.	This trademark authorization Letter will be activated after the by authorization put the company stamp and fax to authorization ( Fax number 02-25231301 )

2010/10/14